                                     PROXY

                                 MAP-EQUITY FUND

                         SPECIAL MEETING OF SHAREHOLDERS
                                  JUNE 3, 1999


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



       The undersigned, revoking previous proxies, hereby appoint(s) William G. Clark, Albert W. Leier and Judith C. Keilp and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of common stock of MAP-Equity Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of MAP-Equity Fund to be held at the offices of MAP-Equity Fund, 520 Broad Street, Newark, New Jersey 07102-3111, at 10:00 a.m. Eastern time, on June 3, 1999, and at any adjournments thereof. Receipt of the Notice of the Meeting and the accompanying Proxy Statement/Prospectus is hereby acknowledged.


                             YOUR VOTE IS IMPORTANT


     Please date and sign this proxy and return it in the enclosed envelope.


           THIS PROXY WILL NOT BE VOTED UNLESS IT IS DATED AND SIGNED
                          EXACTLY AS INSTRUCTED BELOW.

Sign exactly as name appears hereon.


                                                                      If the shares are held jointly, each shareholder named
                                                                      should sign.  If only one signs, his or her signature will
----------------------------------------                              be binding.  If the shareholder is a corporation, the
(Signature of Shareholder)                                           President or Vice President should sign in his or her
                                                                      own name, indicating title.  If the shareholder is a
                                                                      partnership, a partner should sign in his or her own
----------------------------------------                              name, indicating that he or she is a "Partner." For
(Signature of Joint Owner, if any)                                   addition information about how to properly complete
                                                                      the proxy card, see "Instructions for Signing Proxy
Date:  ____________________, 1999                                     Cards" that accompany the Proxy Statement/
                                                                      Prospectus.

       PLEASE INDICATE YOUR VOTE BY AN "X" IN THE APPROPRIATE BOX BELOW.


          The Board of Directors recommends a vote "FOR" all proposals.



    Unless otherwise indicated below, this proxy shall be deemed to indicate authority to vote "FOR" all proposals.



       1. Approval of an Agreement and Plan of Reorganization between MAP-Equity Fund and The Mainstay Funds, on behalf of MainStay MAP Equity Fund, providing for the acquisition of all of the assets of MAP-Equity Fund by MainStay MAP Equity Fund in exchange for Class I shares of beneficial interest of MainStay MAP Equity Fund and the assumption by MainStay MAP Equity Fund of all of the liabilities of MAP-Equity Fund, and for the pro rata distribution of such MainStay MAP Equity Fund Class I shares to shareholders of MAP-Equity Fund and the subsequent liquidation and dissolution of MAP-Equity Fund, as described in the accompanying Proxy Statement/Prospectus.


               FOR ______     AGAINST ______      ABSTAIN ______


       2. In their discretion on any other business which may properly come before the Meeting or any adjournments thereof.


                          PLEASE SIGN AND DATE ABOVE.